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Exhibit 10.34

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPERATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Execution Version

CONTRIBUTION AGREEMENT

BY AND AMONG

M&R MWE LIBERTY, LLC,

MARKWEST ENERGY PARTNERS, L.P.

and

MARKWEST LIBERTY GAS GATHERING, L.L.C.

dated

December 29, 2011

i

		Page
7.4.	Waiver of Compliance	16
7.5.	Applicable Law	16
7.6.	Waiver of Jury Trial	16
7.7.	Severability	17
7.8.	Amendment or Modification	17
7.9.	Assignment	17
7.10.	Waiver of Transfer Restrictions in Company LLC Agreement	17
7.11.	Counterparts	17
7.12.	No Recourse Against Non-Parties	17
7.13.	Representation by Counsel	17
7.14.	Entire Agreement; Supersedure	17

  Exhibits

        Exhibit A—Definitions

ii

 CONTRIBUTION AGREEMENT

        This CONTRIBUTION AGREEMENT (this "Agreement"), dated December 29, 2011, is made and entered into by and among M&R MWE Liberty, LLC, a Delaware limited liability company (the "Contributor"), on the one hand, and MarkWest Energy Partners, L.P., a Delaware limited partnership ("MWE") and MarkWest Liberty Gas Gathering, L.L.C., a Delaware limited liability company (the "Acquirer"), on the other hand. Each of the Acquirer and MWE is sometimes referred to individually in this Agreement as a "Acquirer Party," and such Parties are sometimes collectively referred to in this Agreement as the "Acquirer Parties."

        Each of the parties to this Agreement is sometimes referred to individually in this Agreement as a "Party" and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the "Parties."

R E C I T A L S

        WHEREAS, reference is hereby made to that certain Second Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2009, as amended by that certain Amendment No. 1, dated as of November 20, 2009, as further amended by that certain Amendment No. 2, dated as of April 28, 2011 and as further amended by that certain Amendment No. 3, dated as of December 19, 2011 (as so amended, the "Company LLC Agreement"), of MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company (the "Company"), by and among the Company, the Contributor and the Acquirer;

        WHEREAS, the Contributor owns 100% of the Class A Interests in the Company (the "Contributed Interest"); and

        WHEREAS, subject to the terms and conditions of this Agreement, the Contributor desires to contribute to the Acquirer, and the Acquirer desires to accept the contribution of, the Contributed Interest in exchange for a transfer of cash in the amount set forth in this Agreement and the issuance of certain limited partnership interests of MWE to the Contributor.

A G R E E M E N T S

        NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties undertake and agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATIONS

        1.1.    Definitions.    Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the respective meanings ascribed to such terms in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A by location of the definitions of such terms in the body of this Agreement.

        1.2.    Interpretations.    In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person's successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) "hereunder," "hereof," "hereto" and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation"; (h) references to "days" are to calendar days; (i) all references to money refer to the lawful currency of the United States and (j) references to the "date of this Agreement" or the "date hereof" shall mean December 29, 2011. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE II
CONTRIBUTION OF THE CONTRIBUTED INTEREST; CLOSING

        2.1.    Contribution of the Contributed Interest.    Upon the terms contained in this Agreement, at the Closing the Contributor shall contribute, assign, transfer and deliver to MWE, and MWE, through its subsidiary, the Acquirer, shall acquire and accept from the Contributor, the Contributed Interest.

        2.2.    Contribution Consideration.    The total consideration (the "Contribution Consideration") to be delivered by the Acquirer, or by MWE on behalf of the Acquirer, to the Contributor in exchange for the contribution, assignment, transfer and delivery of the Contributed Interest shall be as follows:

        (a)   cash in the aggregate amount of $994,000,000 (the "Cash Consideration"), consisting of the Cash Sale Consideration and the Cash Distribution Consideration; and

        (b)   the Unit Consideration.

        2.3.    Time and Place of Closing; Effective Time.    The closing of the contribution, assignment, transfer and delivery of the Contributed Interest to the Acquirer and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002 on December 29, 2011. The Parties acknowledge and agree that the Closing shall be effective on December 29, 2011 for all purposes other than the purposes specified in Section 5.7(d), for which purposes the Closing will be deemed effective as of 11:59 p.m., Denver, Colorado time, on December 31, 2011.

        2.4.    Deliveries and Actions at Closing.

        (a)    Deliveries and Actions of Acquirer Parties.    The Acquirer Parties will execute and deliver, or cause to be executed and delivered, to the Contributor, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated:

          (i)    Cash Consideration.    Transfer of the Cash Consideration to the Contributor by wire transfer of immediately available funds to an account designated by the Contributor;

          (ii)    Unit Consideration.    The Unit Consideration issued and delivered to the Contributor by one or more certificates representing the MWE Class B Units comprising the Unit Consideration.

          (iii)    Amendment No. 1 to MWE Partnership Agreement.    A copy of Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P., in the form mutually agreed by the Parties (the "MWE Partnership Agreement Amendment"), duly executed by the MWE GP and MarkWest Hydrocarbon, Inc., a Delaware corporation;

          (iv)    Registration Rights Agreement.    A counterpart of a registration rights agreement, in the form mutually agreed by the Parties (the "Registration Rights Agreement"), duly executed by MWE; and

          (v)    Assignment of Interests.    A counterpart of an assignment in the form mutually agreed by the Parties (the "Assignment of Interests"), evidencing the assignment, transfer and delivery to

  MWE, through its subsidiary, the Acquirer, of the Contributed Interest, duly executed by the Acquirer Parties.

        (b)    Deliveries and Actions of the Contributor.    At the Closing, the Contributor will execute and deliver, or cause to be executed and delivered, to the Acquirer Parties, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated:

          (i)    FIRPTA Certificates.    A certificate of the Contributor, or its tax regarded owner if the Contributor is a disregarded entity, in the form specified in Treasury Regulation Section 1.1445-2(b)(2)(iv) that the Contributor is not a "foreign person" within the meaning of Section 1445 of the Code;

          (ii)    Registration Rights Agreement.    A counterpart of the Registration Rights Agreement, duly executed by the Contributor;

          (iii)    Assignment of Interests.    A counterpart of the Assignment of Interests, duly executed by the Contributor;

          (iv)    Evidence of Release of Liens.    Written evidence, in form reasonably satisfactory to the Acquirer Parties, of the release of any Liens on the Interests; and

          (v)    Resignations.    The written resignations of John T. Raymond, Jeffrey Rawls and Patrick Wade as Managers of the Company, in each case in form and substance reasonably satisfactory to the Acquirer Parties and effective prior to or concurrently with the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

        The Contributor hereby represents and warrants to the Acquirer Parties as follows:

        3.1.    Organization; Qualification.    The Contributor is a legal entity duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by such Person or the nature of the business conducted by such Person makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which the Contributor is a party or to materially impair the Contributor's ability to perform its obligations under the Transaction Documents to which it is a party.

        3.2.    Authority; Enforceability.

        (a)   The Contributor has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party, and to consummate the transactions contemplated thereby. The execution and delivery by the Contributor of the Transaction Documents to which the Contributor is a party, and the consummation by the Contributor of the transactions contemplated thereby, have been duly and validly authorized by the Contributor, and no other limited liability company proceedings on the part of the Contributor are necessary to authorize the Transaction Documents to which it is a party or to consummate the transactions contemplated by the Transaction Documents to which it is a party.

        (b)   The Transaction Documents to which the Contributor is a party have been duly executed and delivered by the Contributor, and, assuming the due authorization, execution and delivery by the other parties thereto (other than the Contributor), each Transaction Document to which the Contributor is a party constitutes the valid and binding agreement of the Contributor, enforceable against the

Contributor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors' rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, "Creditors' Rights").

        3.3.    Non-Contravention.    The execution, delivery and performance of the Transaction Documents to which the Contributor is a party by the Contributor and the consummation by the Contributor of the transactions contemplated thereby does not and will not: (a) result in any breach of any provision of the Organizational Documents of the Contributor; (b) except with respect to the Contributor Credit Agreement, which shall be fully repaid and terminated at or prior to the Closing, constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which the Contributor is a party or by which any property or asset of the Contributor is bound or affected; or (c) violate any Law to which the Contributor is subject or by which any of the Contributor's properties or assets is bound, except, in the cases of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment, or acceleration or violations as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which the Contributor is a party or to materially impair the Contributor's ability to perform its obligations under the Transaction Documents to which it is a party.

        3.4.    Governmental Approvals.    No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the consummation by the Contributor of the transactions contemplated by the Transaction Documents to which it is a party, other than such declarations, filings, registrations, notices, authorizations, consents or approvals that have been obtained or made or that would in the ordinary course be made or obtained after the Closing, or which, if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which the Contributor is a party or to materially impair the Contributor's ability to perform its obligations under the Transaction Documents to which it is a party.

        3.5.    Representations as to Contributed Interest.

        (a)   The Contributed Interest constitutes all of the equity interests of the Company owned beneficially or of record by the Contributor or its Affiliates.

        (b)   The Contributor is the sole record and beneficial owner of, and has good and valid title to, the Contributed Interest, free and clear of all Liens other than (i) the Lien evidenced by the Contributor Credit Agreement, which Lien shall be extinguished upon the full repayment and termination of the Contributor Credit Agreement at or prior to the Closing, (ii) any transfer restrictions imposed by federal and state securities laws and (iii) any transfer restrictions contained in the Organizational Documents of the Company.

        (c)   At the Closing, the Contributor will assign, convey, transfer and deliver to MWE, through the Acquirer, good and valid title to the Contributed Interest, free and clear of all Liens other than (i) any transfer restrictions imposed by federal and state securities laws, (ii) any transfer restrictions contained in the Organizational Documents of the Company and (iii) any Liens on the Contributed Interest as a result of actions by the Acquirer Parties or their Affiliates.

        (d)   Neither the Contributor nor any of its Affiliates is a party to any agreements, arrangements or commitments obligating the Contributor to grant, deliver or sell, or cause to be granted, delivered or sold, the Contributed Interest, by sale, lease, license or otherwise, other than this Agreement.

        (e)   Except as set forth in the Company LLC Agreement, there are no voting trusts, proxies or other agreements or understandings to which the Contributor is bound with respect to the voting of the Contributed Interest.

        3.6.    Matters Relating to Transactions.

        (a)   The Contributor has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Unit Consideration and is capable of bearing the economic risk of such investment. The Contributor is an "accredited investor" as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act. The Contributor is acquiring the Unit Consideration for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Unit Consideration. The Contributor is not a party to any Contract with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Unit Consideration. The Contributor acknowledges and understands that (i) the acquisition of the Unit Consideration has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) that the Unit Consideration will be characterized as "restricted securities" under state and federal securities laws. The Contributor agrees that the Unit Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities laws and (ii) in compliance with all transfer restrictions in the MWE Partnership Agreement, including the transfer restrictions applicable to the Contributor set forth in Sections 4.6(e) and 4.6(f) of the MWE Partnership Agreement.

        (b)   The Contributor has had an opportunity to ask questions and receive answers from the Acquirer Parties regarding the terms and conditions of the contribution of the Contributed Interest and the offering of the Unit Consideration pursuant to this Agreement and the business, properties, prospects, and financial condition of the Company and MWE. The foregoing, however, does not modify the representations and warranties of the Acquirer Parties in Article IV and such representations and warranties constitute the sole and exclusive representations and warranties of the Acquirer Parties to the Contributor in connection with the transactions contemplated by this Agreement.

        (c)   The Contributor has all right, power and authority necessary to enter into the MWE Partnership Agreement at the Closing upon its receipt of the Unit Consideration.

        3.7.    Brokers' Fee.    Except for the fee payable to Citigroup Global Markets Group, Inc., which shall be paid by the Contributor, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Contributor.

 ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER PARTIES

        The Acquirer Parties hereby jointly and severally represent and warrant to the Contributor as follows:

        4.1.    Organization; Qualification.

        (a)   Each Acquirer Party is a legal entity duly formed, validly existing and in good standing under the laws of Delaware and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to have an MWE Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which it is a party or to materially impair its ability to perform its obligations under the Transaction Documents to which it is a party.

        (b)   MWE is properly treated as a partnership for U.S. federal income tax purposes. MWE would not be treated as an investment company (within the meaning of Code Section 351) if it were incorporated.

        (c)   Acquirer is disregarded as an entity separate from its owner for U.S. federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-3(b). Acquirer has not elected to be classified as an association, taxable as a corporation, within the meaning of Treasury Regulation Section 301.7701.3(a), and will not make any such election that would be contrary to the treatment agreed upon by the Parties in Section 5.7(b).

        4.2.    Authority; Enforceability.

        (a)   Each Acquirer Party has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party, and to consummate the transactions contemplated thereby. The execution and delivery by each Acquirer Party of the Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated thereby, have been duly and validly authorized by such Acquirer Party, and no other limited liability company or limited partnership proceedings, as applicable, on the part of such Acquirer Party are necessary to authorize the Transaction Documents to which it is a party or to consummate the transactions contemplated by the Transaction Documents to which it is a party.

        (b)   The Transaction Documents to which each Acquirer Party is a party have been duly executed and delivered by such Acquirer Party, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which such Acquirer Party is a party constitutes the valid and binding agreement of such Acquirer Party, enforceable against such Acquirer Party in accordance with its terms, except as such enforceability may be limited by Creditors' Rights.

        4.3.    Non-Contravention.

        (a)   The execution, delivery and performance of the Transaction Documents to which each Acquirer Party is a party by such Acquirer Party and the consummation by each Acquirer Party of the transactions contemplated thereby does not and will not: (a) result in any breach of any provision of the Organizational Documents of each Acquirer Party; (b) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which such Acquirer Party is a party or by which any property or asset of such Acquirer Party is bound or affected; or (c) violate any Law to which either Acquirer Party is subject or by which any of such Acquirer Party's properties or assets is bound, except, in the cases of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment, or acceleration or violations as would not reasonably be expected to have an MWE Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which each Acquirer Party is a party or to materially impair such Acquirer Party's ability to perform its obligations under the Transaction Documents to which it is a party.

        (b)   Except for such consents as have been obtained at or prior to the Closing, no consents are required under the MWE Credit Agreements or MWE Indentures to permit the consummation of the Transactions.

        4.4.    Governmental Approvals.    No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the consummation by either Acquirer Party of the transactions contemplated by the Transaction Documents to which it is a party, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not reasonably be expected to have an MWE Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which either Acquirer Party is a party or to materially impair either Acquirer Party's ability to perform its obligations under the Transaction Documents to which it is a party.

        4.5.    Capitalization.

        (a)   As of the date of this Agreement, 94,939,558 MWE Common Units are issued and outstanding and 22,640,000 MWE Class A Units are issued and outstanding. Such Common Units and Class A Units represent the only limited partnership interests of MWE outstanding as of the date of this Agreement.

        (b)   All of the limited partner interests in MWE are duly authorized and validly issued in accordance with the Organizational Documents of MWE, and are fully paid (to the extent required under the Organizational Documents of MWE) and nonassessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.

        (c)   Except as set forth in the Organizational Documents of MWE, there are no preemptive rights, conversion rights, redemption rights or other similar rights that obligate MWE to issue or sell any equity interests in MWE or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in MWE, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

        (d)   Except as set forth in the Organizational Documents of MWE or in the Transaction Documents, or as described in the MWE SEC Filings (including, for purposes of this Section 4.5, the exhibits to or filed with such MWE SEC Filings), or as otherwise issued pursuant to MWE's equity incentive plans, there are no options, warrants, stock appreciation rights, or similar agreements or arrangements that obligate MWE to issue or sell any equity interests of MWE or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in MWE, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

        (e)   MWE does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in MWE on any matter.

        (f)    MarkWest Energy GP, L.LC., a Delaware limited liability company ("MWE GP") is the sole general partner of MWE with a 0.0% General Partner Interest (as defined in the MWE Partnership

Agreement) in MWE (the "MWE GP Interest"). The MWE GP Interest has been duly authorized and validly issued in accordance with the MWE Partnership Agreement and has not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.

        4.6.    Representations as to Unit Consideration.

        (a)   The issuance of the MWE Class B Units comprising the Unit Consideration and the MWE Common Units issuable upon conversion of such MWE Class B Units has been duly authorized in accordance with the Organizational Documents of MWE. The MWE Class B Units comprising the Unit Consideration, when issued and delivered to the Contributor in accordance with the terms of this Agreement, and the MWE Common Units issuable upon conversion of such MWE Class B Units, when issued upon conversion of such MWE Class B Units, in each case will be validly issued, fully paid (to the extent required under the Organizational Documents of MWE), nonassessable (except to the extent nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free and clear of all Liens other than (i) any transfer restrictions imposed by federal and state securities laws, and (ii) any transfer restrictions contained in the Organizational Documents of MWE.

        (b)   Upon issuance and delivery of the Unit Consideration, the MWE Class B Units comprising the Unit Consideration shall have those rights, preferences, privileges and restrictions governing the MWE Class B Units, as applicable, as set forth in the MWE Partnership Agreement. Further, the MWE Common Units issuable upon conversion of such MWE Class B Units shall have those rights, preferences, privileges and restrictions governing the MWE Common Units, as applicable, as set forth in the MWE Partnership Agreement.

        (c)   Upon issuance and delivery of the Unit Consideration, the Contributor will be duly admitted to MWE as an additional limited partner.

        4.7.    MWE SEC Filings.    MWE has filed with the SEC: (a) its Annual Report on Form 10-K for the fiscal year ended December 31, 2010; (b) such Quarterly Reports on Form 10-Q since December 31, 2010 as are required to be filed pursuant to the Exchange Act; (c) such Current Reports on Form 8-K since December 31, 2010 as are required to be filed pursuant to the Exchange Act; (d) all proxy statements relating to all meetings of MWE's unitholders (whether annual or special) since December 31, 2010; and (e) all other reports required to be filed by MWE with the SEC after December 31, 2010 pursuant to Section 13(a) of the Exchange Act (each such document, excluding any exhibits thereto, an "MWE SEC Filing"). Each MWE SEC Filing, at the time such report was filed with or furnished to the SEC complied in all material respects with the Securities Act and the Exchange Act. No MWE SEC Filing, at the time such report was filed with or furnished to the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The financial statements of MWE included in the MWE SEC Filings complied as to form in all material respects with published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted under Form 10-Q or Form 8-K under the Exchange Act) and fairly presented in all material respects the consolidated financial position of MWE and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of MWE's operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal and recurring year end audit adjustments).

        4.8.    Matters Relating to Transactions.

        (a)   The Acquirer Parties have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Contributed Interest and are capable of bearing the economic risk of such investment. Each Acquirer Party is an "accredited investor" as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act. MWE, through its subsidiary, the Acquirer, is acquiring the Contributed Interest for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Contributed Interest. Neither Acquirer Party has any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Contributed Interest. Each Acquirer Party acknowledges and understands that (i) the acquisition of the Contributed Interest has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) that the Contributed Interest will be characterized as "restricted securities" under state and federal securities laws.

        (b)   Each Acquirer Party has had an opportunity to ask questions and receive answers from the Contributor regarding the terms and conditions of the contribution of the Contributed Interest. The foregoing, however, does not modify the representations and warranties of the Contributor Parties in Article III and such representations and warranties constitute the sole and exclusive representations and warranties of the Contributor to the Acquirer Parties in connection with the transactions contemplated by this Agreement

        4.9.    Litigation.    As of the date of this Agreement, except as described in the MWE SEC Filings, there are no pending or, to the knowledge of the Acquirer Parties, threatened legal or governmental proceedings to which any Acquirer Party is or, to the knowledge of the Acquirer Parties, is threatened to be a party to that would reasonably be expected to have an MWE Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which any Acquirer Party is a party or to materially impair any Acquirer Party's ability to perform its obligations under the Transaction Documents to which it is a party.

        4.10.    Brokers' Fee.    Except for the fee payable to Morgan Stanley & Co. LLC, which shall be paid by the Acquirer Parties, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquirer Parties.

ARTICLE V
COVENANTS OF THE PARTIES

        5.1.    Certain Legends.

        (a)   The Contributor agrees that, so long as the restrictions described in the following legends are applicable, each certificate representing, and each ownership statement issued under a book-entry system maintained with respect to, all or any portion of the MWE Class B Units comprising the Unit Consideration and the MWE Common Units issuable upon the conversion of such MWE Class B Units shall bear the following legends:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO MARKWEST ENERGY PARTNERS, L.P. THAT SUCH REGISTRATION IS NOT REQUIRED.

  THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN SECTIONS 4.6(E) AND 4.6(F) OF AND ELSEWHERE IN THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MARKWEST ENERGY PARTNERS, L.P., AS AMENDED BY AMENDMENT NO. 1 THERETO, AND AS FURTHER

  AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME (THE "PARTNERSHIP AGREEMENT") AND THE VOTING RESTRICTIONS SET FORTH IN SECTION 5.7(D) OF THE PARTNERSHIP AGREEMENT AND IN THE DEFINITION OF THE DEFINED TERM "OUTSTANDING" IN THE PARTNERSHIP AGREEMENT.

  THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF MARKWEST ENERGY PARTNERS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF MARKWEST ENERGY PARTNERS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE MARKWEST ENERGY PARTNERS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). MARKWEST ENERGY GP, L.L.C., THE GENERAL PARTNER OF MARKWEST ENERGY PARTNERS, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF MARKWEST ENERGY PARTNERS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES.

        (b)   The Contributor agrees that, so long as the restrictions described in the following legends are applicable, in addition to the legends set forth in Section 5.1(a) each certificate representing, and each ownership statement issued under a book-entry system maintained with respect to, all or any portion of the MWE Class B Units comprising the Unit Consideration shall bear the following legend:

  THIS SECURITY IS SUBJECT TO THE RIGHTS SET FORTH IN SECTION 6.2 OF THAT CERTAIN CONTRIBUTION AGREEMENT, DATED DECEMBER 29, 2011, BY AND AMONG M&R MWE LIBERTY, LLC, MARKWEST ENERGY PARTNERS, L.P. AND MARKWEST LIBERTY GAS GATHERING, L.L.C.

        5.2.    Expenses.    All costs and expenses incurred by the Contributor in connection with the Transactions shall be paid by the Contributor and all costs and expenses incurred by the Acquirer Parties in connection with the Transactions shall be paid by the Acquirer Parties; provided, however, that if any action at law or equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing Party shall be entitled to reasonable attorneys' fees and expenses in addition to any other relief to which such Party may be entitled.

        5.3.    Further Assurances.    Subject to the terms and conditions of this Agreement, each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and effectuate the transactions contemplated by this Agreement.

        5.4.    Public Statements.    The Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to the Transactions and none of the Contributor and their respective Affiliates on one hand nor the Acquirer Parties and their respective Affiliates on the other shall issue any such public announcement, statement or other disclosure without having first notified the Contributor on one hand or the Acquirer Parties on the other; provided, however, that MWE and its Affiliates may make any public disclosure without first so consulting with or notifying the Contributor if MWE or any such Affiliate reasonably believes that it is required to do so by Law or by any stock exchange listing requirement or trading agreement concerning the publicly traded securities of MWE.

        5.5.    Confidentiality.    The Contributor acknowledges and agrees that the obligations set forth in Section 5.4 of the Company LLC Agreement shall continue in full effect following the Closing, but that the Contributor shall not have the right to enforce the provisions thereof except with respect to disclosure of any Confidential Information of the Contributor or its Affiliates.

        5.6.    Agreements Relating to MWE Partnership Agreement.    The Contributor acknowledges and agrees that at the Closing the Contributor shall: (a) become a Limited Partner (as such term is defined in the MWE Partnership Agreement) and comply with and be bound by the MWE Partnership Agreement, including the restrictions on transfer applicable to the Contributor set forth in Sections 4.6(e) and 4.6(f) thereof and the voting restrictions applicable to the Contributor set forth in Section 5.7(d) thereof and in the definition of the defined term "Outstanding" in the MWE Partnership Agreement, and shall be deemed to have executed the MWE Partnership Agreement; (b) be deemed to have granted the powers of attorney provided for in the Partnership Agreement; and (c) be deemed to have made the waivers and given the consents and approvals contained in the MWE Partnership Agreement.

        5.7.    Tax Matters.

        (a)    Tax Responsibilities.    Except as otherwise provided in this Agreement, each Party shall bear all taxes imposed on it as a result of the transactions contemplated by this Agreement. Each Party shall timely file, to the extent required by or permissible under applicable Law, all tax returns and other documentation with respect to any such taxes.

        (b)    Tax Treatment.    The Parties intend to treat the transactions contemplated by Article II as an "assets-over" partnership merger within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i), whereby (i) first, the Contributor is treated as selling a portion of the Contributed Interest to MWE in exchange for the Cash Sale Consideration in accordance with Treasury Regulations Section 1.708-1(c)(4) (and the Contributor hereby agrees to treat the transfer of such portion of the Contributed Interest to MWE as a sale for all tax purposes), (ii) second, the Company is treated as contributing to MWE pursuant to Section 721 of the Code an undivided interest in each of the Company's assets in exchange for the Unit Consideration and the Cash Distribution Consideration, with the Cash Distribution Consideration being treated as a reimbursement of a portion of the Company's preformation capital expenditures pursuant to Treasury Regulations Section 1.707-4(d), and (iii) third, the Company is treated as liquidating, distributing (A) the Cash Contribution Consideration and the Unit Consideration to the Contributor and (B) the remainder of the Company's underlying assets to MWE. The Parties agree to report consistent with this Section 5.7(b) on all relevant tax returns, except as otherwise required by a determination, as defined in Section 1313 of the Code.

        (c)    Agreement to Cooperate.    Except as provided herein, each Party shall use commercially reasonable efforts to cooperate fully with the other Parties, as and to the extent reasonably requested by any other Party, in connection with the filing of tax returns and any proceeding with respect to taxes. If upon audit of the Company's federal income tax return for the period ending December 31, 2011, the Internal Revenue Service proposes to treat the receipt of all or a portion of the Cash Distribution Consideration as proceeds from the sale of assets by the Company to MWE, any income or gain resulting from the proposed adjustment will be allocated for all tax purposes to the Contributor. Acquirer, as the tax matters partner of the Company, will contest any proposed adjustment with respect to the treatment of the receipt of the Cash Distribution Consideration at the direction of the Contributor; provided that the Contributor shall be liable for and shall pay all of the direct out-of-pocket costs incurred by the Acquirer Parties in contesting such claims. The parties covenant to make such adjustments to the Company's post contribution tax returns (and any related information returns of its members) as are necessary to reflect any adjustments to the treatment of the transactions as contemplated herein.

        (d)    Tax and Accounting Effective Time.    The Parties agree that, for administrative convenience, the transactions contemplated by this Agreement will be deemed to be effective for all tax and accounting purposes as of 11:59 p.m. on December 31, 2011. The Parties intend that Contributor shall be treated as the tax owner of the Contributed Interest until such time, and that all items of Company income, gain, loss and deduction with respect to the Contributed Interest for the tax period ending December 31, 2011 shall be allocated to the Contributor.

        (e)    MWE Allocations.    The Parties acknowledge that MWE will apply the principles of Treasury Regulation Section 1.704-3(d) to address the difference between the fair market value and the adjusted tax basis of the portion of the Company assets deemed contributed to MWE.

        (f)    Allocation of Consideration.    Acquirer Parties shall, within 90 days following the Closing, prepare and deliver to Contributor for its review and approval a purchase price allocation among the Company's assets consistent with the principles of Sections 704(b) and 1060 of the Code and the Treasury Regulations promulgated thereunder (the "Allocation") and the Contributor shall have 10 days following delivery of the Allocation to object to the Allocation. If the Contributor objects to the Allocation and the Parties cannot come to a mutually agreeable resolution regarding such objection, the Parties shall select a mutually agreeable third-party public accounting firm to resolve such objection and any other disputes relating to the Allocation. Upon agreement of the Parties or determination of the third-party public accounting firm with respect to the Allocation, the Parties agree (A) to file all tax returns consistently with the Allocation, and (B) that neither Party or any of their respective Affiliates or direct or indirect owners shall take a position on any tax return, or before any Governmental Authority in connection with the examination of a tax return or in any judicial proceeding, that is in any manner inconsistent with the terms of the Allocation, except as required by a determination, as defined in Section 1313 of the Code. If, any taxing authority makes or proposes an allocation different from the Allocation, the Parties shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the Party (or Parties) adversely affected by such allocation (or proposed allocation), the other Party (or Parties) hereto may file such protective claims or tax returns as may be reasonably required to protect its (or their) interests.

        (g)    Tax Returns.    Acquirer shall be responsible for filing the Company's tax returns for the year ended December 31, 2011, including an election for the Company under Section 754 of the Code, if applicable. Acquirer shall provide a copy of each such tax return at least sixty (60) days before the due date for such tax return along with a computation of the allocations of tax, if any, to Contributor in accordance with the Company LLC Agreement as in effect immediately before the closing of the transactions contemplated by this Agreement. Prior to the filing of such tax returns, Acquirer shall make any revisions or adjustments reasonably requested by Contributor. The Parties shall each provide the other with all information reasonably necessary to prepare such tax returns.

        (h)    Changes and Amendments to Tax Matters.    With respect to the Company's tax year ended December 31, 2011 or any prior tax year, without Contributor's prior written consent (not to be unreasonably withheld), Acquirer Partners and their Affiliates will not, on behalf of or with respect to the Company or its assets, and will not cause the Company to, (i) make any material tax elections (except elections consistent with past practices), (ii) amend any tax returns or settle or compromise any federal, state, local or foreign tax liability, or (iii) enter into any agreement or preliminary settlement concerning taxes or file any waiver extending the statutory period for assessment or reassessment of taxes or any other waiver of restrictions on assessment or collection of any taxes.

        5.8.    Agreements and Waivers Relating to Contributed Interest.

        (a)   The Contributor acknowledges and agrees, for and on behalf of itself and its respective Affiliates, that:

            (i)  after the Closing, the Contributed Interest may increase in value and the Contributor and its Affiliates will not receive or realize any benefit from such increase in value or any increase in the value of the Company or its successors generally, other than indirectly through an increase in the value of the MWE Class B Units, including that, for the avoidance of doubt, the Contributor shall not be entitled to share in any distributions made by the Company after the Closing, including any distribution of Available Cash associated with the fourth quarter of 2011;

           (ii)  there are inherent uncertainties in valuing illiquid securities like the Contributed Interest such that a third-party valuation of the Contributed Interest could have resulted in a materially higher or lower valuation than that attributable to the Contribution Consideration received by the Contributor under this Agreement;

          (iii)  the Company may engage in transactions with MWE or its Affiliates, joint ventures with third parties, and other future transactions, any or all of which may result in an increase in the value of the Contributed Interest and the Acquirer Parties and their officers, directors, employees and Affiliates may possess material non-public information relating to the foregoing or other matters that is not known to the Contributor and may impact the value of the Contributed Interest; and

          (iv)  in light of the foregoing, the Contributor understands, based on its experience, the disadvantage to which the Contributor is subject due to the disparity of information between the Contributor and the Acquirer Parties and, notwithstanding this, the Contributor has deemed it appropriate to engage in the Transaction based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary, without reliance on any representation or warranty of, or advice from, the Acquirer Parties, other than the representations and warranties of the Acquirer Parties in Article IV, which representations and warranties constitute the sole and exclusive representations and warranties of the Acquirer Parties in connection with the transactions contemplated by this Agreement.

        (b)   After the Closing, the Contributor hereby releases and discharges each Acquirer Party, its Affiliates, directors, officers, partners, members, equityholders and employees (former or present) and their respective successors, heirs and assigns, from any and all Claims and Losses, known or unknown, that have accrued or may accrue and that arise out of or relate to the matters described in this Section 5.8.

        (c)   The Acquirer Parties acknowledge and agree, for and on behalf of themselves and their respective Affiliates, that the Contributor shall not be responsible or liable for any capital contributions to the Company that were due and payable or will become due and payable, prior to, on, or after the date of this Agreement pursuant to Article IV of the Company LLC Agreement or otherwise.

        (d)   The Contributor hereby consents, on behalf of itself and on behalf of the Class A Managers designated by the Contributor, to **, and the Company and the Contributor acknowledge and agree that the Contributor shall have no rights or obligations in respect of **.

ARTICLE VI
SURVIVAL; RELATED MATTERS

        6.1.    Survival.

        (a)   The representations and warranties of the Contributor under this Agreement shall survive the execution and delivery of this Agreement and shall continue in full force and effect until **; provided that the representations and warranties of the Contributor in Sections 3.1, 3.2, 3.5, 3.6 and 3.7 shall survive until ** (the date on which a particular representation or warranty of the Contributor under this Agreement expires, the "Contributor Expiration Date").

        (b)   The representations and warranties of the Acquirer Parties under this Agreement shall survive the execution and delivery of this Agreement and shall continue in full force and effect ** (the "Acquirer Expiration Date"); provided that the representations and warranties of the Acquirer Parties in Sections 4.1, 4.2, 4.5, 4.6, 4.8 and 4.10 shall survive **.

        (c)   Each Party's covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and shall continue in full force and effect until fully discharged.

        (d)   No Claim for a breach of any Party's respective representations or warranties contained in this Agreement (other than representations or warranties of the Acquirer Parties that survive indefinitely pursuant to Section 6.1(b)) shall be brought after the applicable Contributor Expiration Date with respect to such a Claim against the Contributor, or the Acquirer Expiration Date, with respect to such a Claim against the Acquirer Parties. Notwithstanding the foregoing, if such a Claim is brought before the applicable Contributor Expiration Date, with respect to such a claim against the Contributor, or the Acquirer Expiration Date, with respect to such a Claim against the Acquirer Parties, then (notwithstanding the occurrence of such expiration date) the representation or warranty giving rise to such Claim will survive until the final resolution of such Claim and the satisfaction of any obligations relating thereto.

        6.2.    Calculation of Losses.    In calculating the amount of any Losses incurred, arising out of or relating to any Claim for any breach of any representation or warranty of a Party contained in this Agreement or any breach of any of the covenants or agreements of any Party contained in this Agreement, the amount of such Losses shall be determined without duplication of any other Loss for which a Claim has been made or could be made that arises out of or relates to the breach of any other representation, warranty, covenant, or agreement of any Party contained in this Agreement and shall be computed net of (a) payments actually recovered by the Party making such Claim under any insurance policy with respect to such Losses and (b) any prior or subsequent actual recovery by the Party making such Claim from any Person with respect to such Losses. To the extent that the Contributor is adjudged liable or agrees in writing to take responsibility for Losses resulting from a breach of any representation, warranty, covenant or agreement of the Contributor contained in this Agreement, the Contributor shall have the right to satisfy and discharge any Losses by **. If the Contributor is adjudged liable for Losses resulting from a breach of any representation, warranty, covenant or agreement of the Contributor contained in this Agreement **, but does not pay such amount, or cause an amount equal to such Losses to be paid, to the Party incurring such Losses within 20 days of the date of such final adjudication, then MWE or its successor shall **; provided, however, that, in the event MWE or its successor **. In no event shall the Contributor's aggregate liability for Losses hereunder exceed **. For the avoidance of doubt, **. For purposes of this Agreement, ** In all events, the **

        6.3.    Waiver of Certain Losses.    NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY OF ITS DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, CONSULTANTS, AGENTS, GENERAL OR LIMITED PARTNERS, MEMBERS, STOCKHOLDERS OR AFFILIATES (COLLECTIVELY, "COVERED PERSONS") FOR EXEMPLARY, PUNITIVE, REMOTE, CONSEQUENTIAL, SPECIAL OR LOST PROFITS LOSSES OF ANY KIND OR NATURE, REGARDLESS OF THE FORM OF ACTION THROUGH WHICH SUCH LOSSES ARE SOUGHT, PROVIDED, HOWEVER, THIS SECTION 6.3 SHALL NOT LIMIT THE RIGHT OF A PARTY OR ANY OF ITS COVERED PERSONS TO RECOVER ANY LOSSES, INCLUDING

EXEMPLARY, PUNITIVE, REMOTE, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, TO THE EXTENT SUCH LOSSES ARE A COMPONENT OF ANY CLAIM BY A THIRD PARTY AGAINST SUCH PARTY OR ANY OF ITS COVERED PERSONS IN RESPECT OF WHICH SUCH PARTY OR COVERED PERSON IS OTHERWISE FINALLY DETERMINED TO BE ENTITLED TO RECOVER FROM ANOTHER PARTY.

        6.4.    No Reliance.    THE REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR CONTAINED IN ARTICLE III CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR TO THE ACQUIRER PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE REPRESENTATIONS OF THE ACQUIRER PARTIES CONTAINED IN ARTICLE IV CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER PARTIES TO THE CONTRIBUTOR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, NEITHER ANY PARTY OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PARTY OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SUCH PARTY OR ANY OF ITS COVERED PERSONS. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, EACH PARTY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS COVERED PERSONS (INCLUDING OPINIONS, INFORMATION, PROJECTIONS, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES).

ARTICLE VII
GENERAL PROVISIONS

        7.1.    Notices.    Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally or by reputable overnight delivery service or other courier, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt, addressed as follows:

If to either Acquirer Party:

  c/o MarkWest Energy Partners, L.P.
  1515 Arapahoe Street
  Tower 1, Suite 1600
  Denver, Colorado 80202-2126
  Attention: General Counsel

  with a copy (which shall not constitute notice) to:

  Vinson & Elkins LLP
  1001 Fannin Street, Suite 2600
  Houston, Texas 77002
  Attention: Alan Beck

If to the Contributor:

  M&R MWE Liberty, LLC
  811 Main Street, Suite 4200
  Houston, Texas 77002
  Attention: John T. Raymond

  with a copy (which shall not constitute notice) to:

  Locke Lord LLP
  600 Travis Street, Suite 3400
  Houston, Texas 77002
  Attention: H. William Swanstrom

A Party may change its address for the purpose of notices hereunder by giving notice to the other Party specifying such changed address in the manner specified in this Section 7.1.

        7.2.    Binding Effect.    This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

        7.3.    Third Party Rights.    The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other Person or confer upon any other Person (other than the express beneficiaries of the waiver set forth in Section 6.5) any benefits, rights or remedies and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

        7.4.    Waiver of Compliance.    Any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        7.5.    Applicable Law.    THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS; THE PARTIES FURTHER AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATING HERETO MAY BE BROUGHT ONLY IN A FEDERAL OR STATE COURT OF COMPETENT JURISDICTION IN HOUSTON, TEXAS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON-CONVENIENCE, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF SUCH ACTION OR PROCEEDING IN ANY SUCH RESPECTIVE JURISDICTION.

        7.6.    Waiver of Jury Trial.    THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL

WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        7.7.    Severability.    If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

        7.8.    Amendment or Modification.    This Agreement may be amended, modified or supplemented from time to time only by a written agreement executed by all the Parties.

        7.9.    Assignment.    No Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other Parties.

        7.10.    Waiver of Transfer Restrictions in Company LLC Agreement.    The Parties hereby waive the transfer restrictions and requirements set forth in Article 7 of the Company LLC Agreement such that no prior written consent of MWE is required to consummate the Transactions and no legal opinion of counsel pursuant to Section 7.5 of the Company LLC Agreement will be required to consummate the Transactions.

        7.11.    Counterparts.    This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a Party shall be equally as effective as delivery of a manually executed counterpart by such Party.

        7.12.    No Recourse Against Non-Parties.    For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, or stockholder of any Party.

        7.13.    Representation by Counsel.    Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the instruments referenced in this Agreement, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the instruments referenced in this Agreement, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other instrument will be construed against the Party drafting such agreement or other instrument.

        7.14.    Entire Agreement; Supersedure.    This Agreement and the instruments referenced in this Agreement, together with any other written agreements executed by the Parties in connection with the transactions contemplated by this Agreement, supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter and contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective duly authorized officer as of the date first above written.

MARKWEST LIBERTY GAS GATHERING, L.L.C.
By:	/s/ Frank M. Semple
Name:	Frank M. Semple
Title:	President and CEO
MARKWEST ENERGY PARTNERS, L.P.,
By:	MarkWest Energy GP, L.L.C., its general partner
By:	/s/ Frank M. Semple
Name:	Frank M. Semple
Title:	President and CEO

SIGNATURE PAGE TO
CONTRIBUTION AGREEMENT

M&R MWE LIBERTY, LLC
By:	/s/ John T. Raymond
Name:	John T. Raymond
Title:	CEO & Managing Partner

SIGNATURE PAGE TO
CONTRIBUTION AGREEMENT

EXHIBIT A

        "Acquirer" is defined in the preamble to this Agreement.

        "Acquirer Party" and "Acquirer Parties" is defined in the preamble to this Agreement.

        "Affiliate" means with respect to any Person, any Person that, directly or indirectly, controls, is controlled by, or is under a common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. With respect to any natural person, the term "Affiliate" shall also mean (a) the spouse or children (including those by adoption) and siblings of such Person; and any trust whose primary beneficiary is such Person, such Person's spouse, such Person's siblings and/or one or more of such Person's lineal descendants, (b) the legal representative or guardian of such Person or of any such immediate family member in the event such Person or any such immediate family member becomes mentally incompetent and (c) any Person controlled by or under the common control with any one or more of such Person and the Persons described in clauses (a) or (b) of this definition.

        "Agreement" is defined in the preamble to this Agreement.

        "Acquirer Expiration Date" is defined in Section 6.1(b).

        "Allocation" is defined in Section 5.7(f).

        "Assignment of Interests" is defined in Section 2.4(a)(v).

        "Available Cash" has the meaning ascribed to such term in the Company LLC Agreement.

        "Cash Consideration" is defined in Section 2.2(a).

        "Cash Distribution Consideration" is the amount of the Cash Consideration that the Parties determine may be treated, in connection with the deemed contribution in accordance with Section 5.7(b)(ii), as a reimbursement of the Company's pre-formation capital expenditures pursuant to Treasury Regulation Section 1.707-4(d) in a manner that would allow for the satisfaction of Section 6662(d)(2)(B)(i) of the Internal Revenue Code..

        "Cash Sale Consideration" is the amount of the Cash Consideration in excess of the Cash Distribution Consideration.

        "Claim" means any and all claims, causes of action, demands, lawsuits, suits, information requests, proceedings, governmental investigations or audits and administrative orders.

        "Class A Interest" has the meaning ascribed to such term in the Company LLC Agreement.

        "Class B-1 Unit" has the meaning ascribed to such term in the MWE Partnership Agreement.

        "Class B-2 Unit" has the meaning ascribed to such term in the MWE Partnership Agreement.

        "Class B-3 Unit" has the meaning ascribed to such term in the MWE Partnership Agreement.

        "Class B-4 Unit" has the meaning ascribed to such term in the MWE Partnership Agreement.

        "Class B-5 Unit" has the meaning ascribed to such term in the MWE Partnership Agreement.

        "Closing" is defined in Section 2.3.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" is defined in the recitals to this Agreement.

        "Company LLC Agreement" is defined in the recitals to this Agreement.

        "Confidential Information" is defined in Section 1.1 of the Company LLC Agreement.

        "Contract" means any contract, agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, understanding, instrument or other legally binding arrangement, whether oral or written.

        "Contribution Consideration" is defined in Section 2.2.

        "Contributed Interest" is defined in the recitals to this Agreement.

        "Contributor" is defined in the preamble to this Agreement.

        "Contributor Credit Agreement" means that certain Credit Agreement, dated as of April 28, 2011, by and among the Contributor, Citibank N.A., National Banking Association as administrative agent and certain lenders thereto, as amended by that First Amendment to the Credit Agreement dated as of August 11, 2011.

        "Contributor Expiration Date" is defined in Section 6.1(a).

        "Converted Common Unit" has the meaning ascribed to such term in the MWE Partnership Agreement.

        "Covered Persons" is defined in Section 6.3.

        "Creditors' Rights" is defined in Section 3.2(b).

        "Delaware LP Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

        "Equivalent Securities" has the meaning ascribed to such term in the MWE Partnership Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "GAAP" means generally accepted accounting principles in the United States of America.

        "Governmental Authority" means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.

        "Law" means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Authority.

        "Lien" means, with respect to any property or asset, any lien, pledge, condemnation award, claim, restriction, charge, preferential purchase right, security interest, mortgage or encumbrance of any nature whatsoever.

        **

        "Losses" means all debts, liabilities, obligations, losses, damages, interest (including prejudgment interest), penalties, fines, reasonable legal fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

        "MWE" is defined in the preamble to this Agreement.

        "MWE Class A Units" means Class A Units representing limited partner interests in MWE, having the terms set forth therefore in the MWE Partnership Agreement.

        "MWE Class B Units" means Class B Units representing limited partner interests in MWE, having the terms set forth therefore in the MWE Partnership Agreement.

        "MWE Common Units" means Common Units representing limited partner interests in MWE, having the terms set forth therefore in the MWE Partnership Agreement.

        "MWE Class B Unit Value" is defined in Section 6.2.

        "MWE Credit Agreements" means any and all credit agreements to which either of the Acquirer Parties is a party including that certain Amended and Restated Credit Agreement dated July 1, 2010 by and among MWE, Wells Fargo Bank, National Association as administrative agent and collateral agent, and certain lenders thereto, as amended by that First Amendment to the Amended and Restated Credit Agreement dated September 7, 2011, and as further amended or restated from time to time.

        "MWE GP" is defined in Section 4.5(f).

        "MWE GP Interest" is defined in Section 4.5(f).

        "MWE Indentures" means any and all indentures to which either of the Acquirer Parties is a party including the indentures, as supplemented, governing the MWE 8.75% Senior Notes Due 2018, MWE 6.75% Senior Notes Due 2020, MWE 6.5% Senior Notes Due 2021 and MWE 6.25% Senior Notes Due 2022 and any additional series of senior notes of MWE which are outstanding as of the Closing.

        "MWE Material Adverse Effect" means any effect, event, development or change which, individually or in the aggregate with all effects, events, developments or changes, is or is reasonably likely to become materially adverse to the business, assets, liabilities, properties, operations or financial condition of MWE, taken as a whole; provided, however, that, an MWE Material Adverse Effect shall not be deemed to have occurred as a result of any of the following changes, events or developments (either alone or in combination): (a) any change in general economic, political or business conditions (including any effects on the economy arising as a result of acts of terrorism) that affect MWE, except any such changes that affect MWE in a disproportionate manner compared to similarly situated participants in the industries in which MWE operates; (b) any change in oil or natural gas commodity prices; (c) any change affecting the natural gas transportation or gathering industries, except any such changes that affect MWE in a disproportionate manner compared to similarly situated participants in such industries; (d) any change in accounting requirements or principles imposed by GAAP or any change in Law after the date of this Agreement, except any such changes that affect MWE in a disproportionate manner compared to similarly situated participants in the industries in which MWE operates; or (e) any change resulting from the execution of this Agreement or the announcement of the transactions contemplated hereby or from MWE's ownership of the Contributed Interest from and after the Closing; or (f) any change resulting from compliance by the Acquirer Parties with the terms of the Transaction Documents or from any action by the Acquirer Parties expressly permitted by this Agreement.

        "MWE Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P., dated effective as of February 21, 2008, as amended by Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P., dated as of even date herewith, as further amended, supplemented and restated from time to time.

        "MWE Partnership Agreement Amendment" is defined in Section 2.4(a)(iii).

        "MWE SEC Filing" is defined in Section 4.7.

        "National Securities Exchange" means an exchange registered with the SEC under Section 6(a) of the Exchange Act, or the NASDAQ Stock Market or any successor thereto.

        "Organizational Documents" means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders' agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto (including, in the case of the Company, the Company LLC Agreement and, in the case of MWE, the MWE Partnership Agreement).

        "Party" and "Parties" are defined in the preamble of this Agreement.

        "Person" means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.

        "Registration Rights Agreement" is defined in Section 2.4(a)(iv).

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Trading Day" means, with respect to MWE Common Units or any other security, a day on which the principal National Securities Exchange on which such securities are then listed or admitted to trading is open for the transaction of business.

        "Transactions" means the Transactions contemplated by the Transaction Documents.

        "Transaction Documents" means this Agreement, the MWE Partnership Agreement Amendment, the Assignment of Interests and the Registration Rights Agreement.

        "Treasury Regulations" means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

        "Unit Consideration" means 19,954,389 MWE Class B Units.

        **

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  Exhibit 10.34
TABLE OF CONTENTS
CONTRIBUTION AGREEMENT
R E C I T A L S
A G R E E M E N T S
ARTICLE I DEFINITIONS AND INTERPRETATIONS
ARTICLE II CONTRIBUTION OF THE CONTRIBUTED INTEREST; CLOSING
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER PARTIES
ARTICLE V COVENANTS OF THE PARTIES
ARTICLE VI SURVIVAL; RELATED MATTERS
ARTICLE VII GENERAL PROVISIONS
EXHIBIT A